UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2007

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

I.              Executive Compensation.

The Compensation Committee (the “Committee”) of the Board of Directors of TESSCO Technologies Incorporated (the “Company”) finalized determinations with respect to the Company’s 2007 Reward for Results Program, which includes the Value Share Plan and the Performance Stock Award Plan.

Value Share Plan

Fiscal 2007.  On April 26, 2007, the Committee approved cash bonus awards for payment pursuant to the Value Share Plan for fiscal year 2007 to, among others, the following individuals who are, or who are anticipated to be identified in the 2007 proxy statement as, named executive officers, in the amounts set forth opposite their respective names below:

Officer	Title	Cash Bonus Award for Fiscal Year 2007
Robert B. Barnhill, Jr.	President and Chief Executive Officer	$538,000
Gerald T. Garland	Senior Vice President, Lines of Business	$192,000
Douglas A. Rein	Senior Vice President, Performance Systems	$148,000
Said Tofighi	Senior Vice President, Customer Supply Chain	$148,000
David M. Young	Senior Vice President, Chief Financial Officer and Corporate Secretary	$148,000

Consistent with past practices, these annual awards were determined entirely on the basis of the Company’s and each executive’s unit and individual performance during fiscal 2007, as measured against performance targets established early in the fiscal year.  The performance targets are aligned with the Company’s growth and diversification strategies and include measures of earnings per share, growth in commercial and government buying customers, and various productivity measurements and team member survey results.   The Committee also considered each executive’s leadership by considering a variety of factors including collaboration within the organization and the individual’s ability to drive bottom line results.

The expense to the Company for the Value Share Plan payments was accounted for during and reflected in the results for the 2007 fiscal year.

Fiscal 2008.  The Committee also approved the continuation of the Value Share Plan for fiscal year 2008.  Consistent with prior years, the Plan is designed to reward participants appropriately based on the Company’s and each executive’s unit and individual performance during fiscal 2008, as measured against previously established performance targets.  The performance measures will continue for fiscal 2008 to be aligned with the Company’s growth and diversification strategies, and will include earnings per share, growth in commercial and government buying customers, productivity measurements and team member survey results and leadership reviews.  The earnings per share targets include, once again for fiscal year 2008, the compensation expense of the Value Share Plan. Any cash awards determined by the Committee to be payable under the Value Share Plan for fiscal year 2008 are expected to be paid during May 2008, in a single lump sum, subject to payroll taxes and tax withholdings.  Our President and Chief Executive Officer, other executive officers, and all other employees of the Company, are eligible for consideration for cash bonus awards under the Value Share Plan.

Performance Stock Unit Determinations

The Committee also finalized certain determinations applicable to the earning of Performance Stock Units, sometimes referred to as Performance Share Units or PSUs, delivered to certain officers, directors and employees of the Company in 2004, 2005 and 2006 under the Performance Stock Award Program.  This program was established under the Company’s Amended and Restated 1994 Stock Incentive Plan, and is designed by the Committee to align the efforts of recipients toward driving earnings and shareholder value.  All earnings per share targets referenced have been adjusted to account for the Company’s three for two stock split completed in November 2006.

2004 Grants.  The shares covered by PSUs granted in 2004 can be earned based on cumulative earnings per share over a three-year performance cycle consisting of the fiscal years ending in March 2005, 2006 and 2007.  Any shares that are earned in respect of a given fiscal year, or cumulatively based on multiple fiscal years, vest and are issued, beginning on the date earned, in equal annual installments over the period ending May 2008, provided that the participant remains employed by or associated with the Company until the respective share issuance dates.  The applicable earnings per share targets for each of the three fiscal years were set in April 2004 and represent continual increases in earnings per share, after the projected impact of these grants.  The applicable threshold earnings per share target set in April 2004 for fiscal 2005 was $0.68, and the goal target was $1.05.  The applicable cumulative threshold earnings per share target set in April 2004 for the two fiscal year period ending in March 2006, was $1.50, and the two year cumulative goal target was $2.58.  The applicable cumulative threshold earnings per share target set in April 2004 for the three fiscal year period ending in April 2007, was $2.56, and the three year cumulative goal target was $4.79.

2005 Grants.  The large majority of shares covered by the PSUs granted in 2005 could be earned based on earnings per share for fiscal 2006, only.  A small number of shares covered by PSUs granted in 2005 could be earned based on cumulative earnings per share over a two-year performance cycle consisting of the fiscal years ending in March 2006 and 2007. Any shares earned in respect of the PSUs granted in 2005 vest and are issued, beginning on the date earned, in equal annual installments over the period ending May 2008, provided that the participant remains employed by or associated with the Company until the respective share issuance dates.  The applicable earnings per share targets for the PSUs that could be earned based on fiscal 2006 earnings per share only were set in May 2005.  The applicable threshold earnings per share target for fiscal 2006 was $0.80, and the goal target was $1.00.  The applicable earnings per share targets for the PSUs that could be earned based on cumulative earnings per share for the two-year performance cycle consisting of fiscal 2006 and 2007 were based on the targets set in 2004 related to the 2004 grants.  The applicable threshold earnings per share target for fiscal 2006 was $0.82, and the goal target was $1.53.  The applicable cumulative threshold earnings per share target for fiscal 2007 was $1.88, and the cumulative goal target was $3.74.

2006 Grants.  The shares covered by the PSUs granted in 2006 could be earned based on earnings per share for fiscal 2007, only.  Any shares earned in respect of the PSUs granted in 2006 vest and are issued, beginning on the date earned, in equal annual installments over the period ending May 2010, provided that the participant remains employed by or associated with the Company until the respective share issuance dates.  The applicable earnings per share targets for the PSUs that could be earned based on fiscal 2007 earnings per share were set in April 2006.  The applicable threshold earnings per share target for fiscal 2007 was $0.67, and the goal target was $0.83.

2007 Fiscal Year Results.  Based upon the Company’s actual earnings per share results for fiscal year 2005 ($0.93), 2006 ($0.80), and 2007 ($1.17), and cumulatively for fiscal years 2005 through 2007 ($2.90), as factored in the case of employee participants by the respective individual participant’s performance results, as of May 1, 2007, the Committee made the determinations set forth below with respect each individual who is or is anticipated to be identified in the 2007 proxy statement as a named executive officer or director of the Company. Of the number of shares applicable to each individual named below, and as indicated below, a portion of the shares earned in FY 2007 are immediately vested in full and are being paid concurrently in shares of Company Common Stock, and the remaining amount will become payable through the delivery of a corresponding number of shares of Company Common Stock on or about May 1 of each of the following three years, provided that the participant remains employed by or associated with the Company on each such date.

	Shares Earned in FY 2007	Shares vest May 1, 2007	Shares vest May 1, 2008	Shares vest May 1, 2009	Shares vest May 1, 2010
Rober B. Barnhill, Jr.	38,288	11,644	11,644	7,500	7,500
Gerald T. Garland	29,799	8,713	8,712	6,188	6,186
Douglas A. Rein	27,154	8,327	8,327	5,250	5,250
Said Tofighi	23,051	6,276	6,275	5,250	5,250
David M. Young	22,881	6,191	6,190	5,250	5,250
John D. Beletic*	10,085	3,168	3,167	1,875	1,875
Jerome C. Eppler*	10,085	3,168	3,167	1,875	1,875
Susan D. Goodman*	13,280	4,765	4,765	1,875	1,875
Benn R. Konsynski*	10,085	3,168	3,167	1,875	1,875
Daniel Okrent*	10,220	3,235	3,235	1,875	1,875
Dennis Shaughnessy*	10,085	3,168	3,167	1,875	1,875
Morton F. Zifferer*	10,085	3,168	3,167	1,875	1,875

(*)            Denotes Non-employee Directors

The determination by the Committee resulted in the earning by all eligible participants on May 1, 2007 of an aggregate of 280,420 shares, including those earned by the named executive officers and directors as identified in the table above. Of this aggregate number, 85,574, are immediately vested and are being paid concurrently in shares of Company Common Stock, 85,574 shares will become vested and payable on or about May 1, 2008, 54,636 shares will become vested and payable on or about May 1, 2009 and 54,636 shares will become vested and payable on or about May 1, 2010, provided that the respective participant remains employed by or associated with the Company on each such date.  The expense to the Company for the shares earned and now vested was accounted for in and reflected in the results for the 2007 fiscal year.

An aggregate of 730,148 shares (472,398 related to 2004 grants, 29,750 related to 2005 grants and 228,000 related to 2006 grants) were available to be earned by all PSU participants for fiscal year 2007.  Of the 280,420 shares earned by all eligible participants upon the close of fiscal 2007, 53,843 shares were earned in respect of the 2004 grants, 8,034 shares were earned in respect of the 2005 grants, and 218,543 shares were earned in respect to 2006 grants.  The 449,728 shares that were available to be, but were not, earned in fiscal year 2007, have been returned to and are available for future issuance under the Amended and Restated 1994 Stock Incentive Plan.

II.            Lease Amendment.

The Company entered into a Second Amendment of Agreement of Lease, as of May 1, 2007, which among other things, provides for an extension, from November 30, 2007 to December 31, 2012, of the lease term provided for under the Agreement of Lease, dated November 3, 2003, as previously amended January 23, 2007, between the Company and Atrium Building LLC, under which the Company leases approximately 93,549 square feet of rentable area at 375 West Padonia Road, Timonium, Maryland 21093, where the Company’s corporate and administrative offices are located.  The rental rate ranges from $124,732.00 per month at the commencement of the extended lease term to $ 144,598.57 per month at the close of the extended term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
Chairman, President and Chief Executive Officer

Dated: May 2, 2007